Exhibit (t)

HAMILTON LANE VENTURE CAPITAL AND GROWTH FUND

POWER OF ATTORNEY

Each of the persons whose name appears below hereby severally constitutes and appoints each of Keith Kleinman and Adam B. Shane, and each of them singly, with full powers of substitution and resubstitution, his or her true and lawful attorney, with full power to sign for him or her, and in his or her name and in the capacities indicated below, any registration statement of Hamilton Lane Venture Capital and Growth Fund (the “Fund”) on Form N-2 (each, a “Registration Statement”), any and all subsequent Pre-Effective Amendments and Post-Effective Amendments to such Registration Statements, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements registering the offering of the common shares of beneficial interest of the Fund which may be filed under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended (the “1940 Act”), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Section 30(h) of the 1940 Act, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in his or her name and on his or her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Each of the persons whose name appears below hereby acknowledges that the attorneys-in-fact, in serving in such capacity at his or her request, are not assuming, nor is the Fund assuming, any of his or her responsibilities to comply with the Applicable Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/ Gail Susan Ball	December 16, 2024
Gail Susan Ball
Trustee

/s/ Timothy S. Galbraith	December 16, 2024
Timothy S. Galbraith
Trustee

/s/ Jeffrey P. Ladouceur	December 16, 2024
Jeffrey P. Ladouceur
Trustee

/s/ Andrew Schardt	December 16, 2024
Andrew Schardt
Trustee & President

/s/ Brian Charles Gildea	December 16, 2024
Brian Charles Gildea
Trustee & Assistant Secretary

/s/ Brian Channon	December 16, 2024
Brian Channon
Treasurer

/s/ Adam B. Shane	December 16, 2024
Adam B. Shane
Assistant Secretary

/s/ Gerard Scarpati	December 16, 2024
Gerard Scarpati
Chief Compliance Officer